UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2007
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, CA	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:    (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2007, Dr. Randall Kaye was elected the Company’s Senior Vice President and Chief Medical Officer. Dr. Kaye previously served as the Company’s Vice President, Clinical & Medical Affairs. As a result of Dr. Kay’s appointment as a Senior Vice President of the Company, he will be eligible under the Company’s bonus plan for a target bonus equal to 35% of his base salary, which remains unchanged at $272,700 per annum, and will be eligible for two years of severance benefits under the Company’s standard form of Change of Control Agreement, which is filed herewith as Exhibit 10.1.

Item 8.01	Other Events.
     On February 28, 2007, AVANIR Pharmaceuticals (the “Company”) issued a press release summarizing the results of the Company’s meeting with representatives from the U.S. Food and Drug Administration (FDA) on February 26, 2007. The meeting was held to address concerns expressed in the FDA’s October 30, 2006 approvable letter for Zenvia™ as a treatment for involuntary emotional expression disorder (IEED) and to present AVANIR’s proposed strategy to gain approval for Zenvia for this indication. A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Change of Control Agreement *
99.1	Press release, dated February 28, 2007.

*	Incorporated by reference to the similarly described exhibit included with the Company’s Current Report on Form 10-Q, filed May 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2007	Avanir Pharmaceuticals
	By:	/s/ Michael J. Puntoriero
Michael J. Puntoriero
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Change of Control Agreement *
99.1	Press release, dated February 28, 2007.

*	Incorporated by reference to the similarly described exhibit included with the Company’s Current Report on Form 10-Q, filed May 10, 2006.